AMENDMENT TO
SCHEDULE A
OF THE
CUSTODIAN AGREEMENT
Dated as of October 27, 2008
     The Following is a list of Portfolios for which the Custodian shall serve under the Custodian Agreement dated August 11, 2006:
     Quaker Strategic Growth Fund
     Quaker Capital Opportunities Fund
     Quaker Biotech Pharma-Healthcare Fund
     Quaker Global Tactical Allocation Fund
     Quaker Small-Cap Growth Tactical Allocation Fund
     Quaker Mid-Cap Value Fund
     Quaker Small-Cap Value Fund
QUAKER INVESTMENT TRUST

By: Name:	/s/ Justin Brundage Justin Brundage
Title:	Secretary
Date:	10/27/08